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EXHIBIT 23

Consent of Independent Accountants

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-28779, No. 33-29304 and No. 333-32030) of Teltone Corporation of our report dated July 19, 2000, except for Note 6 for which the date is August 10, 2000, relating to the financial statements appearing in this Form 10-KSB.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Seattle, Washington
September 18, 2000

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Consent of Independent Accountants